Execution Version
FORBEARANCE AGREEMENT AND NINTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT
This FORBEARANCE AGREEMENT AND NINTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of August 13, 2025 (this “Ninth Amendment”), is entered into by and among Boxlight Corporation, a Nevada corporation (the “Borrower”), each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”), the financial institutions party hereto as Lenders and Whitehawk Capital Partners LP (“Whitehawk Capital”), as the Administrative Agent.
WHEREAS, the Borrower, the Guarantors, the Lenders, the Collateral Agent and the Administrative Agent are party to that certain Credit Agreement, dated as of December 31, 2021 ((a) as amended by the First Amendment to Credit Agreement dated as of April 4, 2022, (b) as amended by the Second Amendment to Credit Agreement dated as of June 21, 2022, (c) as amended by the Third Amendment to Credit Agreement dated as of April 24, 2023, (d) as amended by the Fourth Amendment to Credit Agreement dated as of June 26, 2023, (e) as amended by the Fifth Amendment to Credit Agreement dated as of March 14, 2024, (f) as amended by the Sixth Amendment to Credit Agreement dated as of April 19, 2024, (g) as amended by the Seventh Amendment to Credit Agreement dated as of April 12, 2024, (h) as amended by the Eighth Amendment to Credit Agreement dated as of dated as of March 24, 2025 and (i) as further amended, restated, supplemented or modified, the “Credit Agreement”; all capitalized terms defined in the Credit Agreement and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby);
WHEREAS, reference is also made to each Loan Document, including, without limitation: (a) the Amended and Restated Fee Letter (as amended by the June 2023 Consent); (b) the April 2023 Consent; (c) the December 2022 Consent; (d) the June 2023 Consent, (e) the November 2023 Waiver, (f) November 2024 Waiver, (f) December 2024 Waiver and (g) the June 30, 2025 Extension of Initial Term Loan’s Mandatory Amortization Amount due on June 30, 2025.
WHEREAS, the Loan Parties acknowledge and agree that:
(a)for the Testing Period Ended June 30, 2025, they have not maintained the Senior Leverage Ratio that is equal to or less than 1.75:1.00, which is a Default and Event of Default under Sections 7.03(a) and 9.01(c)(i) of the Credit Agreement a(the “Financial Covenant Event of Default”);
(b)(1) the Monthly Borrowing Base Certificate for the month ending April 30, 2025, indicates that the Loan Parties are in an Over Advance and are not in Borrowing Base compliance for the month ending April 30, 2025, and (2) the Loan Parties did not make the payment required to be made under Section 2.05(c)(vii) of the Credit Agreement in an aggregate amount equal to the Over Advance for the month ending April 30, 2025, which is a Default and an Event of Default under Section 2.05(c)(vii), Article III and Section 9.01(a)(i) of the Credit Agreement;
(c)(1) the Monthly Borrowing Base Certificate for the month ending May 31, 2025 indicates that the Loan Parties are in an Over Advance and are not in Borrowing Base compliance for the month ending May 31, 2025 and (2) the Loan Parties did not make the payment required to be made under Section 2.05(c)(vii) of the Credit Agreement in an aggregate amount equal to the Over Advance for the month ending January 31, 2025, which is a Default and an Event of Default under Section 2.05(c)(vii), Article III and Section 9.01(a)(i) of the Credit Agreement; and

(d)(1) the Monthly Borrowing Base Certificate for the month ending June 30, 2025 indicates that the Loan Parties are in an Over Advance and are not in Borrowing Base compliance for the month ending June 30, 2025 and (2) the Loan Parties did not make the payment required to be made under Section 2.05(c)(vii) of the Credit Agreement in an aggregate amount equal to the Over Advance for the month ending June 30, 2025, which is a Default and an Event of Default under Section 2.05(c)(vii), Article III and Section 9.01(a)(i) of the Credit Agreement,
(e)(1) the Monthly Borrowing Base Certificate for the month ending July 31, 2025 will indicate that the Loan Parties will be in an Over Advance and will not be in Borrowing Base compliance for the month ending July 31, 2025 and (2) the Loan Parties will not make the payment required to be made under Section 2.05(c)(vii) of the Credit Agreement in an aggregate amount equal to the Over Advance for the month ending July 31, 2025, which will be a Default and an Event of Default under Section 2.05(c)(vii), Article III and Section 9.01(a)(i) of the Credit Agreement
(f)they have breached all of their obligations under Section 7.02(u) of the Credit Agreement by reason of failing to comply with the requirements of Annex 1 to the Credit Agreement, which is a Default and an Event of Default under Section 9.01(c)(i) of the Credit Agreement
(the foregoing Defaults and Events of Default set forth in clauses (a), (b), (c), (d), (e) and (f) above, “Specified Events of Default”),
WHEREAS, in addition to the Specified Events of Default, other Defaults and/or Events of Defaults may also exist;
WHEREAS, the parties to this Ninth Amendment acknowledge and agree that as a result of the Specified Events of Default, the Collateral Agent, the Administrative Agent and the Lenders have the right to exercise their rights and remedies under the Credit Agreement and the other Loan Documents;
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Ninth Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.
AMENDMENTS
Subject to the satisfaction of the conditions to effectiveness referred to in Section 2 hereof, effective as of the Ninth Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a)Section 1.1 of the Credit Agreement is hereby amended adding the following new definitions in its appropriate alphabetical order.
“June 2025 Extension Agreement” means the June 30, 2025 Extension of Initial Term Loan’s Mandatory Amortization Amount due on June 30, 2025.

“Ninth Amendment” means the Forbearance Agreement and Ninth Amendment to this Agreement dated August 13, 2025.
“Ninth Amendment Effective Date” means August 13, 2025.
(b)Section 2.04(c) is amended and restated to read as follows:
(c)“Interest Payments. Interest on each Loan shall be payable monthly, in arrears, on the last day Business Day of each fiscal month and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. Interest on each Term Loan shall be payable in cash.”
(d)Section 2.05(c)(i) is amended and restated to read as follows:
“five percent (5.0%) per Fiscal Year of the original principal amount of the Initial Term Loan (excluding the amount of February 2023 Repayment) and any Delayed Draw Term Loan that are made, paid quarterly on the last Business Day of each March, June, September and December, commencing March 31, 2022, until the Final Maturity Date; provided that with respect to the payment required to be made on September 30, 2025, the amortization payment with respect to the Initial Term Loan shall be not less than $1,000,000.”

SECTION 2.
CONDITIONS TO EFFECTIVENESS
This Ninth Amendment shall become effective on the date (the “Ninth Amendment Effective Date”) on which the following conditions are satisfied, in each case, in form and substance reasonably satisfactory to the Administrative Agent:
(a)the Administrative Agent shall have received one or more counterparts of this Ninth Amendment executed by the Borrower, each Guarantor, the Lenders and the Administrative Agent;
(b)no Default or Event of Default (other than the Specified Events of Default) shall exist; and
(c)the representations and warranties of the Borrower and the Guarantors contained in this Ninth Amendment shall be true and correct in all material respects (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable) on and as of the date hereof, as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable)..
SECTION 3.
LIMITATION ON SCOPE
All of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and, except to the extent specifically provided for herein, shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or any Lender. The Administrative Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Events of Default (other than the Specified Event of Default, as waived herein and in accordance herewith).

SECTION 4.
REAFFIRMATION
Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as an accommodation party or a guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any of the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Ninth Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Ninth Amendment shall not serve to effect a novation of the Obligations or, except to the extent specifically provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or constitute a waiver of any provision of any of the Loan Documents.

SECTION 5.
LIMITED WAIVER
Effective only as of the Ninth Amendment Effective Date, subject to the following terms and conditions and in reliance upon the representations, warranties and covenants set forth in the Credit Agreement (as amended by this Ninth Amendment) and Section 7 below, the Lenders hereby waive (the “Limited Waiver”) the Specified Events of Default; provided that in the event (a) Section 7(c) of this Ninth Amendment is not complied with and/or (y) the payment required under Section 2.05(c)(i) with respect to the Initial Term Loan on September 30, 2025 is not made when due, then, in each case, this Limited Waiver shall be null and void. For avoidance of doubt, the foregoing Limited Waiver shall not be deemed to be a waiver of any other existing or hereafter arising Defaults or Events of Default or any other deviation from the express terms of the Credit Agreement or any other Loan Document. This is a Limited Waiver and shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Credit Agreement or any other Loan Document, as applicable, or to prejudice any right or remedy (except with respect to the Specified Events of Default) that Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, including, without limitation, the right to: (i) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon (including interest at the Post-Default Rate), all fees, premiums and all other Obligations payable under the Credit Agreement (as amended by this Ninth Amendment) and the other Loan Documents shall become due and payable immediately without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; and (ii) exercise any and all of its other rights and remedies under applicable law, under the Credit Agreement (as amended by this Ninth Amendment) and the other Loan Documents. This is a Limited Waiver and is conditioned upon the Loan Parties’ compliance with each provision of this Ninth Amendment and failure by the Loan Parties to comply with each provision of this Ninth Amendment (including the amendments to the Credit Agreement) constitute an immediate Event of Default and the waivers and consents granted herein null and void without any further action on the part of any Lender or any Agent.
Notwithstanding the foregoing waiver, the requirements of Section 3.03 (i.e. Post-Default Rate) of the Credit Agreement shall remain in effect until compliance with Sections 7.03(a) and 7.02(u) and the Borrowing Base requirements of the Credit Agreement (provided that the Secured Parties’ right to receive the Post-Default Rate for any other Default or Event of Default).

SECTION 6.
RELEASE OF CLAIMS

In consideration of the Administrative Agent’s and each Lender’s agreements contained in this Ninth Amendment, each Loan Party hereby irrevocably releases and forever discharges the Administrative Agent, the Collateral Agent, each Lender and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against such Released Person which relates, directly or indirectly, to any acts or omissions of any Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.
SECTION 7.
MISCELLANEOUS
(a)Representations and Warranties. Each Loan Party hereby represents and warrants that:
(i)this Ninth Amendment has been duly authorized and executed by such Loan Party, and the Credit Agreement, as modified by this Ninth Amendment, is the legal, valid and binding obligation of the Borrower and each other Loan Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;
(ii)the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable) on and as of the date hereof, as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable); and
(iii)no Default or Event of Default (the Specified Events of Default) has occurred and is continuing after giving effect to this Ninth Amendment.

(b)References. All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement as modified hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as modified by this Ninth Amendment (as well as by all subsequent amendments, restatements, supplements and other modifications thereof).
(c)Post-Ninth Amendment Effective Date Covenant. Not later than August 29, 2025, Borrower shall cause each of its Subsidiaries that is not a Loan Party (including, without limitation, each Excluded Subsidiary) to become a Loan Party and execute and deliver such Security Documents as the Administrative Agent and Collateral Agent shall require (unless Administrative Agent waives such requirement in writing).
(d)Interest Payment. Notwithstanding Section 2.04(c) of the Credit Agreement (as amended by this Ninth Amendment), so long as (i) interest payment (at the Post-Default Rate) for the month ending July 31, 2025 is made on or before the last Business Day of August 2025 and (ii) no Default or Event of Default (other than the Specified Events of Default) exists, the interest payment that is due for the month of August 2025 may be paid on or before the last Business Day of September 2025 (together with the interest payment for the month of September 2025 (in each case, at the Post-Default Rate)).
(e)Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Ninth Amendment”: Section 12.01 (Notices), Section 12.06 (Severability), Section 12.07 (Governing Law),, Section 12.10 (Jurisdiction, Service of Process and Venue), Section 12.11 (Waiver of Jury Trial), Section 12.13 (No Party Deemed Drafter), Section 12.15 (Indemnification), Section 12.16 (Governing Law Attorney), Section 12.22 (Integration), and Section 12.25 (Electronic Signatures). This Ninth Amendment is a Loan Document and is subject to and has the benefit of all provisions in the Credit Agreement applicable to Loan Documents.
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WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.
BORROWER:

BOXLIGHT CORPORATION

By:
Name:    Dale Strang
Title:    CEO

GUARANTORS:

Boxlight, Inc.,
a Washington corporation

By:
Name:    Dale Strang
Title:    CEO

                    EOSEDU LLC,
                     an Arizona limited liability company

By:
Name:    Dale Strang
Title:        CEO

                Boxlight Group Limited
                a Northern Ireland company

By:
Name:    Henry Nance
Title:     Chief Operating Officer

[Ninth Amendment to Credit Agreement]

                EXECUTED as a DEED by Sahara Holdings                         Limited, acting by two directors:

                Shaun Marklew
                Director

Dale Strang
                Director

            Sahara Presentation Systems, Inc.,                         a Delaware corporation

By:
Name:     Dale Strang
Title:     CEO

EXECUTED as a DEED by Sahara Presentation Systems Ltd, acting by two directors:

                Shaun Marklew
                Director

Dale Strang
                Director

Clevertouch B.V.,
a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid)

By:
Name: Shaun Marklew
Title:     Director

[Ninth Amendment to Credit Agreement]

Sahara Presentation Systems Europe BV            a Belgium company

By:
Name: Shaun Marklew
Title:     Director Name:

FrontRow Calypso, LLC
                        a Delaware limited liability company

By:
Name:    Dale Strang
Title:     CEO

[Ninth Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDERS:

WHITEHAWK CAPITAL PARTNERS LP,
as the Administrative Agent

By:
Name:    Robert A. Louzan
Title:    Authorized Signatory

WHITEHAWK FINANCE LLC, as a Lender

By:
Name:    Robert A. Louzan
Title:    Authorized Signatory

[Ninth Amendment to Credit Agreement]